Exhibit 10.5

FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”) dated as of February 22, 2010 (the “Effective Date”), is entered into by and between American Restaurant Concepts Inc. (whether one or several, “Borrower”), and BANK OF AMERICA, N.A. (“Lender”).

RECITALS

A.

On or about October 30, 2008, (the “Origination Date”), Borrower executed certain loan documents (the “Loan Documents”) in favor of Lender pursuant to which Borrower was granted a loan or line of credit (the “Loan”) in the original principal amount of $338,137.92. As used herein, the term “Loan Documents” shall mean all documents executed and delivered to Lender which evidence, secure, guaranty or relate to the Loan (as heretofore modified or amended). Lender remains the owner and holder of the Loan Documents.

B.

As of February 22, 2010, the amount due under the Loan Documents is Two Hundred Eighty-Six Thousand Nine Hundred Eight and 47/100 Dollars ($286,908.47) consisting of principal in the amount of Two Hundred Eight-Five Thousand Six Hundred Sixty-Three and 56/100 Dollars ($285,663.56), and accrued and unpaid interest in the amount of One Thousand Forty-Nine and 81/100 Dollars ($1,049.81), and fees and costs in the amount of One Hundred Ninety-Five and 10/100 Dollars ($195.10). Documentary stamp taxes, if due, have been paid.

C.

The Loan is in default pursuant to the Loan Documents.

D.

Borrower is presently in default under the Loan Documents as follows (the "Identified Defaults"): i) Borrower is in payment default.

E.

Pursuant to Borrower’s request, Lender, although it is under no obligation to do so, is willing to forbear from exercising its rights and remedies under the Loan Documents for a period of time as specified herein and on the terms and conditions set forth herein.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1.   DEFINED TERMS. Unless otherwise defined in this Agreement, all capitalized terms used herein as defined terms shall have the meanings given to them in the Loan Documents.

2.   TERMS OF FORBEARANCE. Unless the Forbearance Period (as defined below) is sooner terminated as provided herein, Lender agrees to forbear from exercising its rights and remedies under the Loan Documents through the close of business on November 15, 2010 (the "Forbearance Period") on the following terms and conditions (Unless specifically modified herein, all terms, conditions and covenants contained in the Loan Documents shall be and remain in full force and effect.):

2.1.   Upon the termination of the Forbearance Period for any reason, Lender shall have the full right and power immediately and unconditionally to exercise all rights and remedies granted to it under the Loan Documents without further notice to Borrower and subject to no other conditions precedent;

2.2.   Borrower acknowledges that Lender’s obligations under this Agreement are in the nature of a conditional forbearance only, and that Lender has made no agreement or commitment to extend the Loan or to modify the Loan Documents;

2.3.   On the sooner to occur of (i) November 15, 2010 or (ii) termination of the Forbearance Period in accordance with Section 4 of this Agreement, all remaining unpaid principal, accrued interest, fees, expenses and other amounts owing under the Loan Documents shall be due and payable in full. Bank will waive the prepayment penalty fee if the all terms of the forbearance agreement are kept and the loan is paid off in full by November 15, 2010.

In addition to the foregoing, in lieu of the payments required by the Loan Documents, Borrower shall make the following payments to Lender on the following dates;

Payment Amount

Date

Accrued interest through March 3, 2010

March 3, 2010

Accrued interest through April 3, 2010

April 3, 2010

Accrued interest through May 3, 2010

May 3, 2010

Accrued interest through June 3, 2010

June 3, 2010

Accrued interest through July 3, 2010

July 3, 2010

Accrued interest through August, 2010

August 3, 2010

Accrued interest through September 3, 2010

September 3, 2010

Accrued interest through October 3, 2010

October 3, 2010

Accrued interest through November 3, 2010

November 3, 2010

Such payments shall be applied in accordance with the Loan Documents.

3.   CONDITIONS. The Lender’s forbearance obligations hereunder shall be subject to the satisfaction on or before February 22, 2010, unless an alternate date is specified, of the following conditions precedent:

3.1.   This Agreement shall have been executed by Borrower and Lender;

3.2.   All actions required to be taken by Borrower or any Guarantor or pledgor of collateral in connection with the transactions contemplated by this Agreement shall have been taken in form and substance satisfactory to Lender;

3.3.   Lender shall have received counterpart originals of this Agreement executed by all parties listed on the signature page(s) hereto and originals or certified or other copies of such other documents as Lender may reasonably request;

3.4.   Borrower shall be in compliance with all other terms of the Loan Documents other than as specifically provided herein;

3.5.   Payment of Principal and/or Interest. Borrower shall have paid the amount of $50,000.00 in immediately available U.S. funds to Lender by February 3, 2010 to be applied against the outstanding obligations of Borrower under the Loan Documents;

4.   TERMINATION OF FORBEARANCE PERIOD. The Forbearance Period shall end on the date of the first of the following to occur (the “Forbearance Termination Date”):

4.1.

November 15, 2010;

4.2.

A petition is filed by or against Borrower under Title 11 of the United States Code (the “Bankruptcy Code”); or Borrower makes any assignment for the benefit of creditors; or Borrower voluntarily or involuntarily becomes the subject of any other case or proceeding for the relief or protection of debtors under any other law or statute or under any provision of common law;

4.3.

Any default, other than the Identified Defaults, occurs or is determined to have occurred under any Loan Document, including this Agreement;

4.4.

Borrower initiates any judicial, administrative or arbitration proceeding against Lender;

4.5.

Borrower defaults on any obligation to any creditor other than Lender if Lender believes that such default materially adversely affects Borrower’s ability to perform its obligations to Lender under the Loan Documents.

5.   REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that:

5.1.

Recitals. The recitals set forth above are true, complete, accurate, and correct and are part of this Agreement, and such recitals are incorporated herein by this reference;

5.2.

Loan Documents. Except to the extent previously disclosed to Lender in writing, all representations and warranties made and given by Borrower in the Loan Documents are true, complete, accurate, and correct, as if given on the effective date of this Agreement;

5.3.

No Claims or Defenses. Borrower has no claims, offsets, counterclaims, or defenses with respect to: i) the payment of the Loan; ii) the payment of any other sums due under the Loan Documents; iii) the performance of Borrower’s obligations under the Loan Documents; or iv) any liability of Borrower under any of the Loan Documents;

5.4.

No Breach by Lender. Lender (including all of its predecessors): i) has not breached any duty to Borrower in connection with the Loan; and ii) has fully performed all obligations it may have had or now has to Borrower;

5.5.

Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Lender (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by Borrower, and were properly computed and collected;

5.6.

No Novation. This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

5.7.

No Pending Bankruptcies. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted by or against Borrower;

5.8

Due Authorization. The individuals signing this Agreement on behalf of Borrower are duly authorized by Borrower to enter into this Agreement.

6.   CONFIRMATION OF COLLATERAL/FURTHER ASSURANCES. Borrower hereby: i) confirms to Lender all security interests and liens heretofore granted by it to Lender securing the obligations of Borrower to Lender arising out of the Loan Documents; ii) acknowledges and agrees that all such obligations shall continue to be secured by any and all such security interests and liens except as expressly provided herein; and iii) agrees to execute and deliver to Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Lender at any time to assure the perfection, protection, priority, and enforcement of Lender’s rights under the Loan Documents, including this Agreement, with respect to all such security interests and liens, at Borrower’s sole cost and expense.

7.   BINDING EFFECT. This Agreement shall be binding upon Borrower, Lender, and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns; provided, however, that Borrower may not assign any rights arising from this Agreement or any Loan Documents without Lender’s prior written consent, and any prohibited assignment shall be null and void.

8.   COUNTERPARTS; EFFECTIVENESS.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be deemed to have been executed and delivered on the Effective Date.

9.   AMENDMENT AND WAIVER.  No amendment or waiver of any provision of this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

10.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of the state provided for in the Loan Agreement without reference to conflict of law principles.

11.   SEVERABILITY.  Any provision of this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void, or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

12.   RELEASE.  As a material part of the consideration for Lender entering into this Agreement, Borrower and, if any, each guarantor or owner of collateral signing this Agreement (collectively “Releasor”) agree as follows (the “Release Provision”):

12.1.  Releasor hereby releases and forever discharges Lender and Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of Lender Group; provided, however, that Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship; 12.2. Releasor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein;

12.3. Releasor acknowledges, warrants, and represents to Lender Group that:

12.3.1.

Releasor has read and understands the effect of the Release Provision.  Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Agreement, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

12.3.2.

Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

12.3.3.

Releasor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

12.3.4.

Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

12.4.

Releasor understands that the Release Provision was a material consideration in the agreement of Lender to enter into this Agreement;

12.5.

It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender Group;

12.6

If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

13.  FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BANK OF AMERICA, N.A.

 By:_______________________________       Christopher G. Young, Vice President

 American Restaurant Concepts Inc.

 By:_______________________________        Michael P. Rosenberger, President

 By: ________________________________     Rosalie Rosenberger, Vice President

Each of the undersigned guarantors/owners of collateral: i) consents to and joins in the above Agreement (including, without limitation, any Release provision); ii) warrants and covenants to Lender that, except to the extent previously disclosed to Lender in writing, all representations and warranties previously made by it to Lender are true, complete, and accurate as of the date of this Agreement; and iii) confirms to Lender all security interests and liens heretofore granted by it to Lender.

 Hot Wing Concepts, Inc.

 By:_______________________________     Michael P. Rosenberger, President

By: ________________________________    Rosalie Rosenberger, Vice President

By:_______________________________      Michael P. Rosenberger, Individually

 By: ________________________________   Rosalie Rosenberger, Individually